Exhibit 10.2

AMENDMENT NUMBER ONE TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

     This Amendment Number One to Amended and Restated Loan and Security Agreement (“Amendment”) is entered into as of July 6, 2004, by and among GREYHOUND LINES, INC., a Delaware corporation (“Borrower”), on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation (formerly known as Foothill Capital Corporation), as agent (“Agent”), on the other hand, in light of the following:

     A. Borrower, Lenders, and Agent have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of May 14, 2003 (as amended and modified, from time to time, the “Agreement”).

     B. Borrower, Lenders, and Agent desire to amend the Agreement as provided for and on the conditions herein.

     NOW, THEREFORE, Borrower, Lenders, and Agent hereby amend and supplement the Agreement as follows:

     1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

     2. AMENDMENTS.

               (a) The following definitions are hereby added to Section 1.1 of the Agreement:

               “Acceptable Projections” has the meaning set forth in Section 3.4.

               “Activation Period” has the meaning set forth in Section 2.8.

               “Adjusted Wholesale Value” means, with respect to a Vehicle, and as of any date of measurement, the product of (x) the Wholesale Value of such Vehicle times (y) the difference of (i) 1.00 minus (ii) (A) the Adjustment Factor times (B) the number of calendar months that have begun since Agent’s receipt of the most recent Current Appraisal, commencing with July 1, 2004; provided, however, that in the event Borrower delivers to Agent a subsequent Current Appraisal which ascribes the same or higher aggregate value to the Vehicles than was ascribed in the prior Current Appraisal, then Adjusted Wholesale Value shall, until any subsequent Current Appraisal, mean the Wholesale Value of such Vehicles.

               “Adjustment Factor” means 0.005 from the Amendment Effective Date until delivery by Borrower to Agent of the next Current Appraisal, and thereafter from the delivery of each new Current Appraisal until the delivery of the next Current Appraisal; provided, however, that in the event Borrower delivers to Agent a Current Appraisal which ascribes a lower aggregate value to the Vehicles than was attributed to such Vehicles based upon the immediately preceding Current Appraisal, then the Adjustment Factor shall be recalculated as follows: (A) the difference of (i) the aggregate value attributed to such Vehicles based upon the prior Current Appraisal less (ii) the aggregate value attributed to such Vehicles based upon in the most recent Current Appraisal, divided by (B) the aggregate value attributed to such Vehicles based upon the prior Current Appraisal, the quotient of which shall be divided by 12.1

               “Amendment Effective Date” means July 6, 2004.

               “Applicable Prepayment Premium” means, as of any date of determination (which shall be the actual date on which the termination of the Commitments occurs), an amount equal to (a) during the period from and after the Amendment Effective Date through October 24, 2005, 1% times the Prepayment Calculation Amount, (b) during the period from and including October 25, 2005 through October 23, 2006, 0.5% times the Prepayment Calculation Amount, and (c) during the period from and after October 24, 2006, irrespective of whether Borrower has extended the Maturity Date pursuant to the terms of Section 3.4, $0.

               “Chief Financial Officer” means the principal accounting or financial officer of Borrower.

               “Leverage Ratio” means, as of any date of determination, a ratio of Borrower’s Total Indebtedness (measured as of the end of Borrower’s most recent fiscal quarter) to Borrower’s Consolidated Cash Flow (measured as of the end of Borrower’s most recent fiscal quarter and calculated on a trailing four fiscal quarter basis).

               “Prepayment Calculation Amount” means (A) in the event Borrower delivers notice to Agent of its intent to terminate this Agreement and prepay the Obligations, the greater of (i) the Maximum Revolving Amount on such notice date, or (ii) the Maximum Revolving Amount on the date 120 days prior to such notice date, and (B) in the event this Agreement is terminated and the Obligations are prepaid as set forth in the last sentence of Section 3.6, the Maximum Revolving Amount immediately prior to such termination.

[1]	For example, if the prior Current Appraisal attributed an aggregate value of $100 to the Vehicles, and the aggregate value attributed to such Vehicles based upon the most recent Current Appraisal is $80, the Adjustment Factor would be calculated as follows: 100 - 80 = 20; 20 ÷ 100 = 0.2; 0.2 ÷ 12 = 0.017; thus, the recalculated Adjustment Factor would be 0.017.

               (b) The following definitions set forth in Section 1.1 of the Agreement are hereby amended to read as follows:

               “Base Rate Margin” means, as of any date of determination, the following per annum margin based upon Borrower’s most recent Leverage Ratio calculation (determined as set forth in the following paragraph):

Level	Leverage Ratio	Base Rate Margin
I	Less than or equal to 2.50:1.00	0.375%
II	Greater than 2.50:1.00 but less than or equal to 2.75:1.00	0.75%
III	Greater than 2.75:1.00 but less than or equal to 3.00:1.00	1.125%
IV	Greater than 3.00:1.00 but less than or equal to 3.25:1.00	1.50%
V	Greater than 3.25:1.00 but less than or equal to 3.50:1.00	1.875%
VI	Greater than 3.50:1.00	2.25%

During the period from the Amendment Effective Date through the first day of the month following the date Borrower is required to deliver to Agent the certified calculation of the Leverage Ratio pursuant to Section 6.4(d) for the fiscal quarter ending September 30, 2004, the Base Rate Margin shall be set at the margin in the row styled “Level IV” and thereafter, the Base Rate Margin shall be re-determined each quarter on the first day of the month following the date Borrower is required to deliver to Agent the certified calculation of the Leverage Ratio pursuant to Section 6.4(d); provided, however, that, in any case, if such certification is not delivered to Agent when due, the applicable Base Rate Margin shall be set at the margin in the row styled “Level VI” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Base Rate Margin shall be set at the margin based upon the Leverage Ratio calculation disclosed by such certification). Notwithstanding anything in this Agreement to the contrary, in the event that the audited financial statements of Borrower required hereunder for any fiscal year indicate that the actual Leverage Ratio was higher or lower for the fourth fiscal quarter in such fiscal year than previously reported in the quarterly financial statements for such quarter, then the Base Rate Margin shall be adjusted retroactively (to the effective date of the Base Rate Margin which was based upon the delivery of such incorrect financial statements) to reflect the correct margin, and either (a) Borrower shall make payments to Agent, for the ratable benefit of Lenders, or (b) Agent shall credit the Loan Account, as applicable, to reflect such adjustment.

               “Eurodollar Rate Margin” means, as of any date of determination, the following per annum margin based upon Borrower’s most recent Leverage Ratio calculation (determined as set forth in the following paragraph):

Level	Leverage Ratio	Eurodollar Rate Margin
I	Less than or equal to 2.50:1.00	2.375%
II	Greater than 2.50:1.00 but less than or equal to 2.75:1.00	2.75%
III	Greater than 2.75:1.00 but less than or equal to 3.00:1.00	3.125%
IV	Greater than 3.00:1.00 but less than or equal to 3.25:1.00	3.50%
V	Greater than 3.25:1.00 but less than or equal to 3.50:1.00	3.875%
VI	Greater than 3.50:1.00	4.25%

During the period from the Amendment Effective Date through the first day of the month following the date Borrower is required to deliver to Agent the certified calculation of the Leverage Ratio pursuant to Section 6.4(d) for the fiscal quarter ending September 30, 2004, the Eurodollar Rate Margin shall be set at the margin in the row styled “Level IV” and thereafter, the Eurodollar Rate Margin shall be re-determined each quarter on the first day of the month following the date Borrower is required to deliver to Agent the certified calculation of the Leverage Ratio pursuant to Section 6.4(d); provided, however, that, in any case, if such certification is not delivered to Agent when due, the applicable Eurodollar Rate Margin shall be set at the margin in the row styled “Level VI” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Eurodollar Rate Margin shall be set at the margin based upon the Leverage Ratio calculation disclosed by such certification). Notwithstanding anything in this Agreement to the contrary, in the event that the audited financial statements of Borrower required hereunder for any fiscal year indicate that the actual Leverage Ratio was higher or lower for the fourth fiscal quarter in such fiscal year than previously reported in the quarterly financial statements for such quarter, then the Eurodollar Rate Margin shall be adjusted retroactively (to the effective date of the Eurodollar Rate Margin which was based upon the delivery of such incorrect financial statements) to reflect the correct margin, and either (a) Borrower shall make payments to Agent, for the ratable benefit of Lenders, or (b) Agent shall credit the Loan Account, as applicable, to reflect such adjustment.

               (c) Section 2.1(a) of the Agreement is hereby amended to read as follows:

               “(a) Subject to the terms and conditions of this Agreement, each Lender agrees to make advances (“Advances”) to Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro-Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the aggregate amount of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, “Borrowing Base,” as of any date of determination, shall mean the result of:

(x)	80% of the Adjusted Wholesale Value of Core Vehicles; plus

(y)	the least of (i) 65% of the Quick Sale Value of Core Real Property Collateral, (ii) 45% of the total amount available under clause 2.1(a)(x) above, and (iii) the Maximum Real Estate Amount; minus

(z)	the aggregate amount of reserves, if any, established by Agent under Sections 2.1(b) or 10.”

               (d) Section 2.7(c) of the Agreement is hereby amended to read as follows:

               “(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default at the election of Agent or the Required Lenders,

                    (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3% above the per annum rate otherwise applicable to such Obligations hereunder, and

                    (ii) the Letter of Credit fee provided for above shall be increased to 3% above the per annum rate otherwise applicable hereunder.”

               (e) Section 2.8 of the Agreement is hereby amended to read as follows:

               “2.8 Collection of Accounts. Borrower shall at all times maintain lockboxes (the “Lockboxes”) and shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes or to local deposit accounts at financial institutions reasonably acceptable to Agent.

Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that: (i) all good funds on deposit in each local collection account (other than a local collection account which is either an Excluded Account or which is subject to a Control Agreement) in excess of $25,000 per account shall be swept pursuant to standing instructions (by wire transfer or ACH transaction) on a daily basis to a Lockbox Account; and (ii) all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, during the period following a notice of exclusive control (each such notice, a “Lockbox Notice”) from the Agent to the relevant Lockbox Bank and continuing until such time, if any, as Agent has delivered to such Lockbox Bank a Subsequent Notice as set forth below (such period, an “Activation Period”), all amounts received in each Lockbox Account shall be wired each Business Day into an account (the “Agent’s Account”) maintained by Agent at a depositary selected by Agent. Notwithstanding anything to the contrary contained in this Section 2.8 or elsewhere in this Agreement, all amounts in the applicable Lockbox Account shall be forwarded pursuant to the instructions of Borrower given to such Lockbox Bank from time to time unless an Activation Period is then in effect. Agent shall be entitled to give the Lockbox Notice to the Lockbox Bank at any time after either (i) Borrower’s Availability is less than $25,000,000 for five consecutive Business Days, or is less than $10,000,000 on any Business Day, or (ii) the occurrence of an Event of Default. If a Lockbox Notice has been sent and both (x) there does not exist any Event of Default (and any Event of Default upon which such Lockbox Notice was based has been waived pursuant to the terms of this Agreement), and (y) Borrower’s Availability has been $25,000,000 or more for at least the last five consecutive Business Days, then, in Agent’s sole discretion, Agent may give the relevant Lockbox Bank an instruction permitting Borrower to once again direct the disbursement of funds on deposit in such Lockbox Account (such instruction a “Subsequent Notice”).”

               (f) Section 2.12(b) of the Agreement is hereby amended to read as follows:

               “(b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the Average Unused Portion of the Maximum Revolving Amount;”

               (g) Section 2.12(c) of the Agreement is hereby amended to read as follows:

               “(c) Financial Examination Fees. For the sole account of Agent, a fee of $1,000 per day per examiner, plus reasonable out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent.”

               (h) Section 2.13(c) of the Agreement is hereby amended to read as follows:

               “(c) Automatic Conversion; Optional Conversion by Agent. Any Eurodollar Rate Loan shall automatically be continued for an additional one month Interest Period upon the last day of the applicable Interest Period, unless Agent has received a contrary request to cancel, convert, or continue such Eurodollar Rate Loan at least two Business Days prior to the end of such Interest Period in accordance with the terms of Section 2.13(a). Any Eurodollar Rate Loan shall, at Agent’s option, upon notice to Borrower, convert to a Base Rate Loan in the event that (A) an Event of Default shall have occurred and be continuing as of the last day of the Interest Period for such Eurodollar Rate Loan, or (B) this Agreement shall terminate, and Borrower shall pay to Agent (for the benefit of the Lender Group), any amounts required by Section 2.17 as a result thereof.”

               (i) Section 3.4 of the Agreement is hereby amended to read as follows:

               “3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the earlier of (a) October 24, 2006 (the “Maturity Date”), or (b) termination hereof by the Lender Group pursuant to Section 9.1(b) following an Event of Default. Without limiting the foregoing, the Borrower shall have the right to extend the Maturity Date of this Agreement to October 24, 2007 provided that (i) Borrower gives Agent written notice of its request to extend the term by August 24, 2006, (ii) the Lender Group has not otherwise already terminated this Agreement pursuant to Section 9.1(b) following an Event of Default, (iii) no Default or Event of Default then exists, (iv) Borrower has delivered to Agent, on or before August 24, 2006, an annual forecast and financial projections (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for Borrower and its Subsidiaries as at the end of and for each then remaining month and quarter of Borrower’s fiscal year ended 2006 and for each month and quarter of Borrower’s fiscal year ended 2007, in form and substance satisfactory to Agent and Required Lenders (the “Acceptable Projections”), and (v) Borrower has incurred Permitted Refinancing Indebtedness in respect of the Senior Notes, the terms of which shall provide for, inter alia, a maturity date no earlier than January 24, 2008.”

               (j) Section 3.6 of the Agreement is hereby amended to read as follows:

               “3.6 Early Termination by Borrower. Borrower has the option, at any time upon 30 days prior written notice to Agent, to terminate this Agreement by paying to Agent, in cash, the Obligations (including either (i) providing cash collateral (or backstop letters of credit issued by a Person acceptable to the Agent) to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuer), in full, together with the Applicable Prepayment Premium (to be allocated based upon agreements between Agent and individual Lenders). If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral (or backstop letters of credit issued by a Person acceptable to the Agent) to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuer), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon agreements between Agent and individual Lenders), measured as of the date of such termination.”

               (k) Section 4.3 of the Agreement is hereby amended to read as follows:

               “4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. Agent, Borrower, and the Lockbox Banks have entered into the Lockbox Agreements or Control Agreements, as applicable, pursuant to which, following notification from Agent under the terms of Section 2.8, Borrower’s Collections (excluding Collections in the local collection accounts not covered by Control Agreements (which will be forwarded pursuant to Section 2.8) and Excluded Accounts and receipts generated from Mexico and Canada and proceeds of Investments) will be forwarded to Agent on a daily basis. At any time following the occurrence of an Event of Default, Agent or Agent’s designee may, and shall if directed by Required Lenders: (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent (on behalf of the Lender Group) or that

Agent has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that during either (i) an Activation Period, or (ii) the continuance of an Event of Default, Borrower will hold in trust for the Lender Group, as the Lender Group’s trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.”

               (l) Section 6.4(d) of the Agreement is hereby amended to read as follows:

               “(d) Concurrently with the delivery of Borrower’s company prepared balance sheet, income statement, and statement of cash flows required under Section 6.4(a)(i) for the fiscal quarters ending March 31, June 30, and September 30, and concurrently with the delivery of Borrower’s audited financial statements required under Section 6.4(a)(ii) for the fiscal quarter ending December 31, Borrower shall deliver to Agent a Financial Covenant Compliance Certificate signed by its Chief Financial Officer, indicating the financial ratios set forth in Section 7.19, as of the end of such quarter, and containing such supporting data and calculations, in reasonable detail, as Agent shall require. Without limiting the foregoing, Borrower shall also deliver to Agent, on or before February 15th of each calendar year, a certificate signed by its Chief Financial Officer indicating the unaudited Leverage Ratio calculation for the fiscal quarter ending on the preceding December 31.”

               (m) Section 6.4(g) of the Agreement is hereby amended to read as follows:

               “(g) Borrower shall deliver to Agent, not less than 30 days prior to the end of each of Borrower’s fiscal years, an annual forecast and financial projections (to include forecasted consolidated and consolidating balance sheets, income statements and statements of cash flows) for Borrower and its Subsidiaries as at the end of and for each month and quarter of Borrower’s immediately subsequent 2 fiscal years.”

               (n) Section 6.18 of the Agreement is hereby amended to read as follows:

               “6.18 Updated Current Appraisals. The Agent, in its reasonable discretion, may require new appraisals from time to time on the General Intangibles (including the Borrower’s and its Restricted Subsidiaries’ individual and collective enterprise value), Vehicles or the Core Real Property Collateral. Borrower will cooperate with all reasonable requests and do all acts reasonably required by Agent and any Persons employed by them as appraisers in order to assure the timely completion of such new appraisals, and Borrower shall pay to Agent the actual charges paid or incurred by Agent for: (a) one full site appraisal in each calendar year for the Vehicles, (b) one appraisal during the period from the Amendment Effective Date through and including the Maturity Date, for the General Intangibles (including the Borrower’s and its Restricted Subsidiaries’ individual and collective enterprise value), (c) one appraisal in each calendar year for each parcel of Core Real Property Collateral, (d) following a request by Borrower for an extension of the Maturity Date as provided in Section 3.4, such additional site, full, or desk top appraisals of the Vehicles, the General Intangibles, and the Core Real Property, as Agent shall require, and (e) following an Event of Default, such additional site, full, or desk top appraisals of the assets of Borrower and its Restricted Subsidiaries as Agent shall require.”

               (o) Section 7.19 of the Agreement is hereby amended to read as follows:

               “7.19 Financial Covenants. Fail to maintain:

                    (a) Leverage Ratio. A Leverage Ratio that is not greater than the following amount as of the end of the following fiscal quarters of Borrower:

Fiscal Quarter Ending	Maximum Ratio
6/30/04	4.75:1.00
9/30/04	4.75:1.00
12/31/04	4.75:1.00
3/31/05	3.89:1.00
6/30/05	3.91:1.00
9/30/05	3.38:1.00
12/31/05	3.20:1.00
3/31/06	3.44:1.00

                    (b) Minimum Consolidated Interest Coverage Ratio. A Consolidated Interest Coverage Ratio of at least the following amount as of the end of the following fiscal quarters of Borrower, calculated on a trailing four fiscal quarter basis:

Fiscal Quarter Ending	Minimum Ratio
6/30/04	2.00:1.00
9/30/04	2.00:1.00
12/31/04	2.00:1.00
3/31/05	2.59:1.00
6/30/05	2.68:1.00
9/30/05	2.80:1.00
12/31/05	3.00:1.00
3/31/06	3.19:1.00

                    (c) Minimum Consolidated Cash Flow. Consolidated Cash Flow of at least the following amount as of the end of the following fiscal quarters of Borrower calculated on a trailing four fiscal quarter basis (except as specifically set forth to the contrary below):

Fiscal Quarter Ending	Minimum Cash Flow
6/30/04	$7,000,000
(for the two quarters then ended)
9/30/04	$59,224,000
12/31/04	$62,543,000
3/31/05	$67,522,000
6/30/05	$70,268,000
9/30/05	$73,245,000
12/31/05	$78,605,000
3/31/06	$83,424,000

provided, however, in the event that Borrower’s financial projections are timely delivered to Agent pursuant to the terms of this Agreement, Borrower and Agent will negotiate in good faith to determine new levels for each of the financial covenants set forth in paragraphs 7.19(a), (b) and (c) above for periods commencing June 30, 2006 and thereafter. With respect to the covenant levels set forth in Sections 7.19(a) and (b), Agent shall set such new financial covenant levels at 80% of those projected in the Acceptable Projections, and, with respect to the covenant levels set forth in Section 7.19(c), at 85% of those projected in the Acceptable Projections. In the event that such reset covenants are acceptable to Required Lenders and Borrower, this Agreement will be amended accordingly. An amendment solely to address the resetting of covenants for periods after March 31, 2006 pursuant to this Section 7.19 shall not require the payment of a fee to Agent or the Lenders.

     Notwithstanding the foregoing, in the event that Borrower fails to timely deliver to Agent the financial projections required under this Agreement, the financial covenants set forth in Section 7.19 shall be set for the fiscal quarter ending June 30, 2006 and for each fiscal quarter thereafter, as follows: (A) the minimum Leverage Ratio required under Section 7.19(a) shall be 3.20:1.00; (B) the minimum Consolidated Interest Coverage Ratio required under Section 7.19(b) shall be 3.19:1.00; and (C) the minimum Consolidated Cash Flow required under Section 7.19(c) shall be $83,424,000.”

               (p) Schedules C-1, 5.3(a), and 5.8 to the Agreement are hereby deleted in their entirety and replaced with Schedules C-1, 5.3(a), and 5.8 attached hereto.

          3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Agent and the Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

          4. NO DEFAULTS. Borrower hereby affirms to Agent and the Lenders that no Event of Default has occurred and is continuing as of the date hereof.

          5. CONDITIONS TO EFFECTIVENESS.

               (a) Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the following:

               (i) Payment by Borrower to Agent, for the ratable benefit of the Lenders, based upon their commitments set forth in Schedule C-1 attached hereto, of an amendment fee in the aggregate amount of $750,000, such fee to be charged to Borrower’s loan account pursuant to Section 2.7(e) of the Agreement;

               (ii) Receipt by Agent of a duly executed amendment to each Mortgage on Core Real Property and such other Real Property Collateral as Agent, in its discretion, shall request; and

               (iii) Receipt by Agent of a copy of this Amendment executed by Borrower and all Lenders.

               (b) Condition Subsequent. As a condition subsequent to the effectiveness of this Amendment, within 45 days of the date of this Amendment, Borrower shall have delivered to Agent, in respect of each parcel of Core Real Property Collateral, such title insurance policies or endorsements as Agent determines to be necessary for such parcel to be considered Core Real Property Collateral as defined in the Agreement. The failure by Borrower to satisfy the foregoing condition in the prescribed time period shall permit the Agent to create a reserve against the Borrowing Base under Section 2.1, by such amount as determined by Agent in its sole discretion.

          6. COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent’s reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

          7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

          8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

          9. AGREEMENT TO AMEND LOCKBOX AGREEMENTS. Agent agrees that, promptly following the effectiveness of this Amendment, it will cooperate with Borrower and each Lockbox Bank to amend any existing Lockbox Agreements to effectuate the changes provided for in this Amendment with regard to the Lockbox Accounts.

[remainder of this page left blank intentionally; signatures to follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO FOOTHILL, INC., as Agent and as a Lender
By:
Name:
Title:

Amendment Number One to Amended and Restated
Loan and Security Agreement

CONGRESS FINANCIAL CORPORATION (SOUTHWEST), as a Lender
By:
Name:
Title:

Amendment Number One to Amended and Restated
Loan and Security Agreement

FLEET CAPITAL CORPORATION, as a Lender
By:
Name:
Title:

Amendment Number One to Amended and Restated
Loan and Security Agreement

GREYHOUND LINES, INC.
By:
	Name:	Stephen E. Gorman
	Title:	President and CEO

Amendment Number One to Amended and Restated
Loan and Security Agreement

          Each of the undersigned has executed a Continuing Guaranty in favor of the Lender Group (as defined in each Continuing Guaranty) respecting the obligations of Greyhound Lines, Inc., a Delaware corporation (“Borrower”) owing to the Lender Group. Each of the undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that its Continuing Guaranty remains in full force and effect; nothing in such Continuing Guaranty obligates the Lender Group to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of the Continuing Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

ATLANTIC GREYHOUND LINES OF VIRGINIA, INC.,
a Virginia corporation

By:
Name: Cheryl W. Farmer
Title: Vice President-Finance

SISTEMA INTERNACIONAL DE TRANSPORTE DE AUTOBUSES,
INC., a Delaware corporation

By:
Name: Stephen E. Gorman
Title: President and CEO

GLI HOLDING COMPANY,
a Delaware corporation

By:
Name: Stephen E. Gorman
Title: President and CEO

Amendment Number One to Amended and Restated
Loan and Security Agreement

TEXAS, NEW MEXICO & OKLAHOMA COACHES, INC., a
Delaware corporation

By:
Name: Cheryl W. Farmer
Title: Vice President-Finance

VERMONT TRANSIT CO., INC.,
a Vermont corporation

By:
Name: Cheryl W. Farmer
Title: Vice President-Finance

T.N.M. & O. TOURS, INC.,
a Texas corporation

By:
Name: Cheryl W. Farmer
Title: Vice President-Finance

RCL LIQUIDATION, L.L.C.,
a Delaware limited liability company

By:
Name: Stephen E. Gorman
Title: President and CEO

CAROLINA COACH COMPANY,
a Virginia corporation

By:
Name: Cheryl W. Farmer
Title: Vice President-Finance

Amendment Number One to Amended and Restated
Loan and Security Agreement

SEASHORE TRANSPORTATION COMPANY,
a North Carolina corporation

By:
Name: Cheryl W. Farmer
Title: Vice President-Finance

LSX DELIVERY, L.L.C.,
a Delaware limited liability company

By:
Name: Stephen E. Gorman
Title: Chairman of the Board

VALLEY GARAGE COMPANY,
a Texas corporation

By:
Name: Cheryl W. Farmer
Title: Vice President-Finance

VALLEY TRANSIT CO., INC.,
a Texas corporation

By:
Name: Cheryl W. Farmer
Title: Vice President-Finance

ON TIME DELIVERY SERVICE, INC.,
a Minnesota corporation

By:
Name: Stephen E. Gorman
Title: Chief Executive Officer

Amendment Number One to Amended and Restated
Loan and Security Agreement

Schedule C-1

Commitments

Wells Fargo Foothill	$50,000,000
Congress Financial Corporation (Southwest)	$45,000,000
Fleet Capital Corporation	$30,000,000

Total	$125,000,000

Schedule C-1